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                                                                      EXHIBIT 21


                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant


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                                                                              State / Jurisdiction
                        Subsidiary                                              of Incorporation
------------------------------------------------------------         ----------------------------------------
A.G. Industries, Inc.                                                North Carolina
A.G. (U.K.), Inc.                                                    Ohio
AGC Funding Corporation                                              Delaware
AGC Holdings, Inc.                                                   Delaware
AGC, Inc.                                                            Delaware
AGC Investments, Inc.                                                Delaware
Carlton Cards (Canada) Limited                                       Canada
Carlton Cards (United Kingdom) Limited                               United Kingdom
Carlton Cards Retail, Inc.                                           Connecticut
AmericanGreetings.com, Inc.                                          Ohio
Gibson Greetings, Inc.                                               Ohio
Hanson White Ltd.                                                    United Kingdom
John Sands (Australia) Ltd.                                          Delaware
Magnivision, Inc.                                                    Delaware
Plus Mark, Inc.                                                      Ohio

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